Exhibit 99.1

S&W Announces Fiscal 2020 Financial Results

Conference call to be conducted on Wednesday, September 23, 2020 at 11:00 am ET

For Immediate Release

Company Contact:	Investor Contact:
Matthew Szot, Chief Financial Officer	Robert Blum
S&W Seed Company	Lytham Partners, LLC
Phone: (720) 506-1164	Phone: (602) 889-9700
www.swseedco.com	sanw@lythampartners.com
www.lythampartners.com

LONGMONT, Colorado – September 23, 2020 – S&W Seed Company (Nasdaq: SANW) today announced financial results for fiscal year ended June 30, 2020.

“I am extremely pleased that we delivered Core Revenue growth of 58%, or 27% when excluding revenue from recently acquired Pasture Genetics, during fiscal 2020 which reflects the strategic transformation we have made in our operations to become a multi-crop agricultural company with enhanced focus in the United States and Australia,” commented Mark Wong, President & CEO of S&W Seed Company. “Further, we made important and purposeful investments in our sales and marketing function to become a more customer-centric organization. We also made investments in our research and development functions to enhance our trait development, such as our herbicide tolerance trait for sorghum, which we believe has the potential to revolutionize the sorghum market in the same way other weed control technologies have enhanced yields for crops such as corn, soybeans and cotton.  We believe we are even better-positioned to continue driving strong Core Revenue growth in fiscal 2021.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for fiscal 2020 was $59.9 million, compared to Core Revenue for fiscal 2019 of $37.9 million, an increase of approximately 58%. Included in Core Revenue for fiscal 2020 was $11.8 million pertaining to a partial year contribution from Pasture Genetics, which the Company acquired on February 24, 2020. Excluding contributions from Pasture Genetics, Core Revenue growth was 27% for fiscal 2020 compared to the prior year.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business on a go-forward basis. Other than the contribution from Pasture Genetics, the increase in Core Revenue for fiscal 2020 can be attributed to an increase in alfalfa sales in Saudi Arabia and sorghum sales in the United States as well as growth in Pakistan, Europe and South Africa.

Total revenue for fiscal 2020 was $79.6 million, compared to total revenue for fiscal 2019 of $109.7 million. Prior year revenue was comprised of $75.5 million of total product revenue and $34.2 million in licensing revenue. For fiscal 2020, S&W recorded product revenue from Pioneer of $19.7 million under the new agreements, compared to $37.6 million in fiscal 2019. The Company also recorded $11.8 million in revenue during fiscal 2020 attributable to Pasture Genetics.

GAAP gross margins during fiscal 2020 were 18.8% compared to GAAP gross margins of 37.1% in fiscal 2019. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1) were 21.7% in fiscal 2020 compared to adjusted gross margins of 20.3% in fiscal 2019 (excluding the impact of inventory write-downs and licensing revenue from Pioneer). The increase in adjusted gross margins for the year ended June 30, 2020 is primarily driven by improved gross margins in alfalfa. Adjusted gross margins reflect inventory write-downs of $2.3 million and $8.8 million in fiscal 2020 and 2019 respectively, and the recognition of $34.2 million of license revenue in fiscal 2019 pertaining to Pioneer.

GAAP operating expenses for fiscal 2020 were $33.7 million, compared to $45.7 million in fiscal 2019. Adjusted operating expenses, excluding transaction costs and goodwill and intangible asset impairment charges (see Table A2), were $32.9 million in fiscal 2020, compared to $26.4 million in fiscal 2019. The increase in adjusted operating expenses for fiscal 2020 can be attributed to additional expenses from the newly acquired Pasture Genetics operations, and additional investments in S&W's sales and marketing and research and development functions.

GAAP net loss for fiscal 2020 was $(19.7) million, or $(0.59) per basic and diluted share, compared to GAAP net loss of $(9.3) million, or $(0.31) per basic and diluted share, in fiscal 2019. The change in net loss is primarily attributable to the recognition of $34.2 million of license revenue in fiscal 2019 pertaining to Pioneer.

Adjusted non-GAAP net loss (see Table A3) for fiscal 2020 was $(18.4) million, or $(0.55) per basic and diluted share, excluding transaction costs, change in estimated value of assets held for sale, change in contingent consideration, loss on extinguishment of debt and interest expense – amortization of debt discount. Adjusted non-GAAP net income (see Table A3) for fiscal 2019, excluding transaction costs, goodwill impairment charges, intangible asset impairment charges, reduction of anticipated loss on sub-lease land, change in estimated value of assets held for sale, loss on extinguishment of debt and interest expense – amortization of debt discount, was $11.7 million, or $0.39 per basic and diluted share. The change in Adjusted non-GAAP net income (loss) is primarily attributable to the recognition of $34.2 million of license revenue in fiscal 2019 pertaining to Pioneer.

Adjusted EBITDA (see Table B) for fiscal 2020 was $(9.7) million, compared to adjusted EBITDA of $19.2 million in fiscal 2019. The change in Adjusted EBITDA is primarily attributable to the recognition of $34.2 million of license revenue in fiscal 2019 pertaining to Pioneer.

Fiscal 2021 Revenue Guidance

S&W expects Core Revenue for fiscal 2021 to be within a range of $73 to $79 million, representing an expected increase of 22% to 32% compared to fiscal 2020 Core Revenue of $59.9 million.

Including contributions from Pioneer, S&W continues to expect total revenue for fiscal 2021 to be within a range of $88 to $94 million.

Conference Call

S&W Seed Company has scheduled a conference call for Wednesday, September 23, 2020, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10147935. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted non-GAAP operating expenses; adjusted non-GAAP gross margin; adjusted non-GAAP net income (loss); and adjusted earnings (loss) per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Goodwill impairment charges.  The Goodwill impairment charge relates to the full impairment of our goodwill and was a result of the termination of the distribution agreement with Pioneer.  This amount was a non-cash charge and is unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Intangible asset impairment charges. The intangible asset impairment charge was a result of the termination of the distribution agreement with Pioneer. This amount was a non-cash charge and is unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash gains, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on extinguishment of debt.   Loss on extinguishment of debt represents the unamortized debt issuance costs related to our terminated KeyBank credit agreement.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Reduction of anticipated loss on sub-lease land.  The reduction of anticipated loss on sub-lease land represents a change in estimate of the reserve for the difference between our lease-obligations and our expected sub-lease income on certain land. We exclude this amount as it is a non-recurring income / charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs and licensing revenue from Pioneer. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for items that are expected to be non-recurring.

Adjusted operating expenses. We define adjusted operating expenses as operating expenses, adjusted to exclude non-recurring transaction costs from SG&A. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because non-recurring transaction costs are unrelated to our core performance during any particular period and are impacted by the timing of our acquisitions. We believe this provides investors with a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Adjusted net loss and non-GAAP loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction charges, change in estimated value of assets held for sale, change in contingent consideration, loss on extinguishment of debt, reduction of anticipated loss on sub-lease land and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, change in contingent consideration, loss on extinguishment of debt, reduction of anticipated loss on sub-lease land, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: anticipated benefits of our trait development efforts; the results of our investments in research and development and sales and marketing; anticipated revenue growth in fiscal 2021 and revenue outlook for 2021; and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that future acquisitions may not yield the anticipated benefits; sales during the high-volume selling season may be lower than expected; the realignment of our organization across geographic lines and to benefit from a multi-crop portfolio may not meet our expectations; our strategic initiatives may not achieve the expected results; global pandemics and other health crises, such as COVID-19, may negatively impact our operations and financial results; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2019 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Years Ended June 30,
	2020	2019	2020	2019
Revenue
Product and other	$ 25,864,756	$ 12,629,779	$ 79,582,198	$ 75,507,078
Licensing	-	34,215,433	-	34,215,433
Total revenue	25,864,756	46,845,212	79,582,198	109,722,511
Cost of revenue
Product and other	22,620,497	21,071,558	64,647,936	69,014,490
Total cost of revenue	22,620,497	21,071,558	64,647,936	69,014,490
Gross profit	3,244,259	25,773,654	14,934,262	40,708,021
Operating expenses
Selling, general and administrative expenses	5,684,186	5,645,521	21,348,092	17,486,071
Research and development expenses	2,035,040	2,082,478	7,336,754	6,272,758
Depreciation and amortization	1,416,229	1,066,775	5,036,464	4,128,546
(Gain) loss on disposal of property, plant and equipment	(2,505)	7,798	(23,299)	(86,222)
Goodwill impairment	—	11,865,811	—	11,865,811
Intangible asset impairment charges	—	6,034,792	—	6,034,792
Total operating expenses	9,132,950	26,703,175	33,698,011	45,701,756
Loss from operations	(5,888,691)	(929,521)	(18,763,749)	(4,993,735)
Other (income) expense
Foreign currency loss (gain)	31,221	(45,829)	98,620	(99,467)
Reduction of anticipated loss on sub-lease land	—	—	—	(141,373)
Change in estimated value of assets held for sale	—	1,521,855	92,931	1,521,855
Change in contingent consideration	(302,139)	—	(302,139)	—
Government grant income	(1,958,600)	—	(1,958,600)	—
Loss on extinguishment of debt	—	—	140,638	—
Interest expense - amortization of debt discount	161,114	102,093	555,049	340,847
Interest expense	588,202	828,700	1,970,882	2,886,077
Loss before income taxes	(4,408,489)	(3,336,340)	(19,361,130)	(9,501,674)
Provision for income taxes	368,744	(70,869)	385,968	(148,747)
Net loss	$ (4,777,233)	$ (3,265,471)	$ (19,747,098)	$ (9,352,927)
Net loss attributed to noncontrolling interests	24,996	(47,256)	(72,774)	(47,685)
Net loss attributable to S&W Seed Company	$ (4,802,229)	$ (3,218,215)	$ (19,674,324)	$ (9,305,242)

Net loss attributable to S&W Seed Company per common share:
Basic	$ (0.14)	$ (0.10)	$ (0.59)	$ (0.31)
Diluted	$ (0.14)	$ (0.10)	$ (0.59)	$ (0.31)
Weighted average number of common shares outstanding:
Basic	33,423,894	33,278,218	33,348,263	30,102,158
Diluted	33,423,894	33,278,218	33,348,263	30,102,158

TABLE A1

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT

(UNAUDITED)

	Three Months Ended June 30,		Years Ended June 30,
	2020	2019	2020	2019
Gross profit	$ 3,244,259	$ 25,773,654	$ 14,934,262	$ 40,708,021

License revenue	—	(34,215,433)	—	(34,215,433)

Inventory write-downs	868,673	8,822,103	2,347,824	8,822,103

Non-GAAP Adjusted Gross Profit	$ 4,112,932	$ 380,324	$ 17,282,086	$ 15,314,691

Non-GAAP Adjusted Gross Margin	15.9%	3.0%	21.7%	20.3%

TABLE A2

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES

(UNAUDITED)

	Three Months Ended June 30,		Years Ended June 30,
	2020	2019	2020	2019
Operating expenses	$ 9,132,950	$ 26,703,175	$ 33,698,011	$ 45,701,756

Non-recurring transaction costs	(207,447)	(53,823)	(792,993)	(1,196,476)

Restructuring charges	—	(202,243)	—	(202,243)

Goodwill impairment charges	—	(11,865,811)	—	(11,865,811)

Intangible asset impairment charges	—	(6,034,792)	—	(6,034,792)

Non-GAAP Adjusted Operating Expenses	$ 8,925,503	$ 8,546,506	$ 32,905,018	$ 26,402,434

TABLE A3

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS

(UNAUDITED)

	Three Months Ended June 30,		Years Ended June 30,
	2020	2019	2020	2019
Net Loss attributable to S&W Seed Company	$ (4,802,229)	$ (3,218,215)	$ (19,674,324)	$ (9,305,242)

Non-recurring transaction costs	207,447	53,823	792,993	1,196,476

Restructuring charges	-	202,243	-	202,243

Goodwill impairment charges	-	11,865,811	-	11,865,811

Intangible asset impairment charges	-	6,034,792	-	6,034,792

Reduction of anticipated loss on sub-lease land	-	-	-	(141,373)

Change in estimated value of assets held for sale	-	1,521,855	92,931	1,521,855

Change in contingent consideration	(302,139)	-	(302,139)	-

Loss on extinguishment of debt	-	-	140,638	-

Interest expense - amortization of debt discount	161,114	102,093	555,049	340,847

Non-GAAP Adjusted Net Loss	$ (4,735,807)	$ 16,562,402	$ (18,394,852)	$ 11,715,409

Non-GAAP Adjusted Net loss attributable to S&W Seed Company per common share:
Basic	$ (0.14)	$ 0.50	$ (0.55)	$ 0.39
Diluted	$ (0.14)	$ 0.50	$ (0.55)	$ 0.39
Weighted average number of common shares outstanding:
Basic	33,423,894	33,278,218	33,348,263	30,102,158
Diluted	33,423,894	33,278,218	33,348,263	30,102,158

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA

	Three Months Ended		Years Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss attributable to S&W Seed Company	$(4,802,229)	$(3,218,215)	$(19,674,324)	$(9,305,242)

Non-recurring transaction costs	207,447	53,823	792,993	1,196,476

Restructuring charges	-	202,243	-	202,243

Non-cash stock based compensation	373,760	160,976	1,167,951	694,610

Depreciation and amortization	1,416,229	1,066,775	5,036,464	4,128,546

Goodwill impairment charges	—	11,865,811	—	11,865,811

Intangible asset impairment charges	—	6,034,792	—	6,034,792

Foreign currency loss (gain)	31,221	(45,829)	98,620	(99,467)

Change in estimated value of assets held for sale	-	1,521,855	92,931	1,521,855

Change in contingent consideration	(302,139)	-	(302,139)	-

Loss on extinguishment of debt	-	-	140,638	-

Reduction of anticipated loss on sub-lease land	-	-	-	(141,373)

Interest expense - amortization of debt discount	161,114	102,093	555,049	340,847

Interest expense	588,202	828,700	1,970,882	2,886,077

Provision for income taxes	368,744	(70,869)	385,968	(148,747)

Non-GAAP Adjusted EBITDA	$(1,957,651)	$18,502,155	$ (9,734,967)	$19,176,428

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS	June 30, 2020	June 30, 2019
CURRENT ASSETS
Cash and cash equivalents	$ 4,123,094	$ 3,431,802
Accounts receivable, net	19,023,098	13,380,464
Inventories, net	63,882,938	71,295,520
Prepaid expenses and other current assets	1,374,677	1,687,490
Assets held for sale	—	1,850,000
TOTAL CURRENT ASSETS	88,403,807	91,645,276
Property, plant and equipment, net	20,494,312	20,634,949
Intangibles, net	38,784,058	32,714,484
Goodwill	1,508,675	—
Other assets	6,764,781	1,369,560
TOTAL ASSETS	$ 155,955,633	$ 146,364,269
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 8,045,694	$ 6,930,829
Deferred revenue	6,171,904	9,054,549
Accrued expenses and other current liabilities	9,618,892	6,073,110
Lines of credit, net	26,983,264	10,755,548
Current portion of long-term debt, net	1,780,522	1,113,502
TOTAL CURRENT LIABILITIES	52,600,276	33,927,538
Long-term debt, net, less current portion	14,328,823	12,158,095
Contingent consideration obligation	4,263,503	—
Other non-current liabilities	3,427,054	280,424
TOTAL LIABILITIES	74,619,656	46,366,057
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 33,457,861 issued and 33,432,861 outstanding at June 30, 2020; 33,303,218 issued and 33,278,218 outstanding at June 30, 2019;	33,458	33,303
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	137,809,540	136,751,875
Accumulated deficit	(50,140,942)	(30,466,618)
Accumulated other comprehensive loss	(6,111,424)	(6,138,467)
Noncontrolling interests	(120,459)	(47,685)
TOTAL STOCKHOLDERS' EQUITY	81,335,977	99,998,212
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 155,955,633	$ 146,364,269

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (19,747,098)	$ (9,352,927)
Adjustments to reconcile net loss from operating activities to net cash (used in) provided by operating activities
Stock-based compensation	1,167,951	694,610
Change in allowance for doubtful accounts	(255,000)	996,461
Inventory write-down	2,344,800	8,822,103
Depreciation and amortization	5,036,464	4,128,546
Gain on disposal of property, plant and equipment	(23,299)	(86,222)
Goodwill impairment charges	—	11,865,811
Intangible asset impairment charges	—	6,034,792
Change in deferred tax provision	—	(270,083)
Change in foreign exchange contracts	(7,615)	(52,778)
Change in contingent consideration obligation	(302,139)	—
Change in estimated value of assets held for sale	92,931	1,521,855
Amortization of debt discount	555,049	340,847
Loss on debt extinguishment	140,638	—
Reduction of anticipated loss on sub-lease land	—	(141,373)
Changes in:
Accounts receivable	(1,819,625)	307,209
Inventories	11,083,296	(13,331,376)
Prepaid expenses and other current assets	412,526	(413,751)
Other non-current asset	(96,398)	203,132
Accounts payable	(2,879,541)	(830,718)
Deferred revenue	(2,882,359)	8,069,734
Accrued expenses and other current liabilities	2,125,503	3,114,523
Other non-current liabilities	(709,711)	(324,564)
Net cash (used in) provided by operating activities	(5,763,627)	21,295,831
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,972,231)	(735,316)
Proceeds from disposal of property, plant and equipment	34,410	567,492
Proceeds from sale of assets held for sale	1,757,069	—
Additions to internal use software	—	(43,000)
Acquisition of business, net of cash acquired	(7,472,618)	(26,354,951)
Acquisition of wheat assets	(2,633,000)	—
Net cash used in investing activities	(10,286,370)	(26,565,775)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	—	4,927,682
Net proceeds from sale of preferred stock	—	22,373,842
Taxes paid related to net share settlements of stock-based compensation awards	(110,132)	(39,314)
Borrowings and repayments on lines of credit, net	16,819,564	(21,289,159)
Borrowings of long-term debt	3,865,780	2,359,431
Debt issuance costs	(907,392)	(411,315)
Repayments of long-term debt	(2,618,121)	(3,290,242)
Net cash provided by financing activities	17,049,699	4,630,925
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(308,410)	(250,073)
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	691,292	(889,092)
CASH AND CASH EQUIVALENTS, beginning of the period	$ 3,431,802	$ 4,320,894
CASH AND CASH EQUIVALENTS, end of period	$ 4,123,094	$ 3,431,802